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Exhibit 99.1

N E W S

Veeco Instruments Inc., 100 Sunnyside Blvd., Woodbury, NY 11797 Tel. 516-677-0200 FAX 516-677-0380
FOR IMMEDIATE RELEASE
Veeco Contacts:	Debra Wasser, VP of IR & Corp. Comm., 516-677-0200, x1472 Fran Brennen, Dir. of Marketing Communications, 516-677-0200 x1222
Emcore Contact:	Tom Werthan: Chief Financial Officer, 732-271-9090 x4031 Victor Allgeier, TTC Group, 212-227-0997

VEECO PURCHASES EMCORE'S TURBODISC BUSINESS
Creates a Global Leader in Compound Semiconductor Deposition Technologies

Woodbury, NY, November 3, 2003—Veeco Instruments Inc. (Nasdaq: VECO) today announced that it has purchased Emcore Corporation's (Nasdaq: EMKR) TurboDisc Metal Organic Chemical Vapor Deposition (MOCVD) business. Combined with Veeco's molecular beam epitaxy (MBE) business, the acquisition makes Veeco the only company that provides both key compound semiconductor epitaxial deposition technologies. Emcore's MOCVD revenue was $51.1 million for the trailing twelve months ended June 30, 2003.

The ability to provide complementary MBE and MOCVD technologies will enable Veeco to address the full range of applications requiring the high performance aspects of compound semiconductor technologies, including lower power, higher frequency operation, and light-emitting characteristics. MOCVD tools are particularly well-suited for the critical first step in the growth of high speed electronic, wireless and optoelectronic compound semiconductor materials employed in advanced wireless telecommunications and rapidly growing high brightness light-emitting diode (LED) lighting applications.

Terms of the Transaction:
Veeco paid $60 million in cash for the net assets of the MOCVD business unit of Emcore. The transaction also includes a two-year earn-out feature that would require payment of up to an additional $20 million if future revenue targets are achieved. The purchased MOCVD business includes the assets necessary for engineering, design and manufacturing of MOCVD (TurboDisc) systems ranging from R&D to high-volume production systems, the business unit's manufacturing facility and applications lab located in Somerset, New Jersey and Emcore's significant MOCVD intellectual property. It is expected that approximately 120 employees of Emcore involved in the TurboDisc business will become employees of Veeco.

About Emcore's MOCVD Business:
Emcore is a recognized industry leader in MOCVD production systems, with over 500 TurboDisc reactors shipped worldwide. TurboDisc reactors are used in the growth of III-V compounds for numerous compound semiconductor applications, including data and telecommunications modules, cellular telephones and solar cells. Emcore's GaNzilla production systems are the recognized leader in growing gallium nitride-based devices, most notably green, blue and white high brightness LEDs used in backlighting wireless mobile devices, and automotive applications. Emcore's patented TurboDisc technology is known for its unique, high-speed rotating disc deposition technique ideal for high production rates. TurboDisc reactors are capable of depositing a wide variety of materials—GaAs, AlGaAs, InP, InGaAlP, InGaN, AlGaN, SiC and GaN—onto a substrate to grow compound semiconductor materials on the atomic scale.

Management Commentary:
Edward H. Braun, Chairman and CEO of Veeco, commented, "This acquisition strengthens Veeco's position in the compound semiconductor market, as we are now uniquely able to provide "one-stop" shopping for epitaxial deposition solutions—both MOCVD and MBE. The MOCVD market is twice the size of the MBE available market. Emcore's MOCVD business is a good fit with Veeco's acquisition criteria: history of technology leadership and innovation, complementary technology for an existing Veeco market, leading market position, strong R&D and high market growth potential. We believe that Emcore's MOCVD business will be accretive to Veeco on a cash basis by the second quarter of 2004."

Mr. Braun added, "The addition of MOCVD strengthens our existing compound semiconductor and wireless/telecommunications position and permits penetration of the rapidly emerging LED market opportunity." Strategies Unlimited projects the GaN LED market to exceed $1.9B in 2003, growing at 24% CAGR to reach over $4B by 2007.

Reuben F. Richards, Jr., President and CEO of Emcore, commented, "The sale of our capital equipment business will strengthen Emcore's position as a world-leader in the supply of broadband and wireless communications products to CATV, satellite, data and telecommunications markets, by allowing us to sharply focus all of our resources on providing active components for the fiberoptic, CATV, and satcom businesses and electronic materials for the wireless industry. Emcore began operations as a supplier of MOCVD equipment 19 years ago and has been instrumental to the overall growth of the compound semiconductor industry. However, this transaction will allow us to devote our full attention to the communications sector and our investment in Gelcore, our joint venture with GE Lighting addressing the LED markets."

Conference Call about the Transaction:
Veeco management will be hosting a conference call for investors to learn more about this transaction. The call will be held today, Monday, November 3rd at 5:30pm E.S.T. Interested parties may access the call by dialing 800-314-7867. There is also a live webcast of the call at www.veeco.com (investor page) where an accompanying slide presentation will be made available by call time. Following the live call, a replay will be available both on the website as well as telephonically at 719-457-0820 or 888-203-1112 code 579313.

EMCORE management intends to discuss the transaction during its regularly scheduled earnings call. The call will be held, Thursday, November 13, 2003 at 9:00 a.m Eastern. Interested parties may access the call by dialing 888-896-0863. There is also a live webcast of the call at www.emcore.com. Following the live call, a replay will be available both on the website as well as telephonically at 877-519-4471 code 4237128.

About Veeco
Veeco Instruments Inc. provides solutions for nanoscale applications in the worldwide semiconductor, data storage, telecommunications/wireless and scientific research markets. Our Metrology products are used to measure at the nanoscale and our Process Equipment tools help create nanoscale devices. Veeco's manufacturing and engineering facilities are located in New York, California, Colorado, Arizona and Minnesota. Global sales and service offices are located throughout the United States, Europe, Japan and Asia Pacific. Additional information on Veeco can be found at http://www.veeco.com/.

About EMCORE
EMCORE Corporation offers a versatile portfolio of compound semiconductor products for the rapidly expanding broadband and wireless communications markets and the solid-state lighting industry. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing communications market. EMCORE's solutions include: optical components for fiber-to-

the-curb/home/business, cable television, and high speed data and telecommunications; solar cells, solar panels and fiberoptic satellite links for global satellite communications; and electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones. Through its participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation LED technology for use in the general illumination market. For further information about EMCORE, visit http://www.emcore.com.

To the extent that this news release discusses expectations about market condition, market acceptance and future sales of Veeco's products, Veeco(1)s future financial performance, or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the challenges of continuing weakness in end market conditions and the cyclical nature of the telecommunications/wireless, data storage, semiconductor and research markets, risks associated with integrating acquired businesses and the acceptance of new products by individual customers and by the marketplace and other factors discussed in the Business Description and Management(1)s Discussion and Analysis sections of Veeco's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.

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  Exhibit 99.1